UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2005
CLAIRE’S STORES, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

001-08899 (Commission File Number)	59-0940416 (IRS Employer Identification Number)
3 S.W. 129th Avenue, Pembroke Pines, Florida 33027
(Address of principal executive offices)
Registrant’s telephone number, including area code: (954) 433-3900
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     At a meeting held on August 16, 2005, the Board of Directors (the “Board”) of Claire’s Stores, Inc. (the “Company”) approved the adoption for the fiscal year ending January 28, 2006 (“fiscal 2006”) of (i) a compensation package for its non-employee directors recommended by the Board’s Compensation Committee (the “Non-Employee Director Compensation Package”) and (ii) certain equity retention guidelines (“Equity Retention Guidelines”) for its non-employee directors. The following is a description of the Non-Employee Director Compensation Package and the Equity Retention Guidelines. The Non-Employee Director Compensation Package is subject to change based on an annual (or such other period deemed appropriate) review by the Compensation Committee. The Company does not pay director fees to directors who are also employees of the Company.
     Cash Component
     For fiscal 2006, the Company’s non-employee directors will receive an annual retainer of $35,000 and receive $1,000 for physical attendance at Board and committee meetings or $500 for telephonic attendance at Board and committee meetings and actions taken by written consent. The audit committee chairman will receive an annual retainer of $15,000 and all audit committee members, not including the chairman, will receive an annual retainer of $10,000. Other committee chairmen will receive an annual retainer of $7,500 and all members of other committees (not including the chairman) will receive an annual retainer of $5,000. All fees earned by our non-employee directors are paid on a quarterly basis. These are the same cash fees paid to the Company’s non-employee directors for the fiscal year ended January 29, 2005.
     Equity Component
     Members of the Board elected or re-elected at the Company’s Annual Shareholders’ Meeting (the “Annual Meeting”) will receive an annual grant (“Annual Grant”) of 4,600 shares of restricted common stock, granted on the date the director is either elected or re-elected by the Company’s shareholders at the Annual Meeting, subject to forfeiture in the event the director no longer serves as a director of the Company for any reason, other than as a result of death, disability, or a change in control (as defined in the Company’s 2005 Incentive Compensation Plan), on the earlier to occur of (x) the day prior to the date of the next Annual Meeting, or (y) one year from the date of grant. However, with respect to directors elected at the June 2005 Annual Meeting, this grant was made on August 16, 2005.
     Members of the Board appointed by the Board prior to the Company’s Annual Meeting will receive a one-time grant of a pro-rated amount of shares of common stock, calculated by multiplying (a) a fraction, the numerator of which is equal to the number of full months the director serves as a director of the Company prior to the next scheduled (or if not scheduled, using a date which is one year from the date of the prior Annual Meeting), and the denominator of which is 12, times (b) 4,600 shares of restricted common stock; subject to forfeiture in the event the director no longer serves as a director for any reason, other than as a result of death, disability, or a change in control (as defined in the Company’s 2005 Incentive Compensation Plan), on the day prior to the next Annual Meeting. However, with respect to directors currently serving on the Board that were not elected at the June 2004 Annual Meeting, this prorated grant was made on August 16, 2005.
     Equity Retention Guidelines
     As long as the non-employee director serves as a director of the Company, each non-employee director must retain at least 50% of each Annual Grant (the “Retention Guideline”). In addition, the director must beneficially own (whether as a result of open market purchases, stock option exercises, or restricted stock grants) at least 5,000 shares of the Company’s common stock (the “Ownership Guideline”) by no later than three years from the date the director is appointed or elected to the Board, or, in the case of directors currently serving on the Board, by no later than the later of (x) three years from the date of their initial appointment or election to the Board, or (y) August 16, 2007. The Retention Guideline and the Ownership Guideline are two separate guidelines.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.
Date: August 22, 2005	By:	/s/ Ira D. Kaplan
Ira D. Kaplan
Chief Financial Officer

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